SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 25, 2002
                        (Date of earliest event reported)





                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                    1-16725                   42-1520346
(State or other jurisdiction   Commission file number       (I.R.S. Employer
    of incorporation)                                    Identification Number)


                     711 High Street, Des Moines, Iowa 50392
                    (Address of principal executive offices)


              (Registrant's telephone number, including area code)
                                 (515) 247-5111

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Item 7.  Exhibits

99.1     Press Release of Principal Financial Group, Inc. dated August 25, 2002.

Item 9.  Regulation FD Disclosure.

         On August 25, 2002, Principal Financial Group, Inc. issued a press release announcing it had reached a definitive agreement for the sale of a significant portion of BT Financial Group businesses to Westpac Banking Corporation for an initial payment of approximately $500 million, and a future contingent payment of up to approximately $80 million. A copy of the press release is attached hereto as Exhibit 99.1.









                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             PRINCIPAL FINANCIAL GROUP, INC.


                             By:      /s/ Karen E. Shaff
                                      ----------------------------------------
                             Name:    Karen E. Shaff
                             Title:   Senior Vice President and
                                      General Counsel



Date:  August 28, 2002

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                                                                   Exhibit 99.1

DES MOINES, Iowa, Aug 25, 2002 (BUSINESS WIRE) -- The Principal Financial Group (NYSE:PFG) announced today that it has reached a definitive agreement for the sale of significant portions of BT Financial Group businesses to Westpac Banking Corporation for an initial payment of A$900 million (about U.S. $500 million), and a future contingent payment of up to A$150 million (about U.S. $80 million). The contingent payment will be based on Westpac's future success in growing retail funds under management. The transaction is expected to be operating earnings neutral in 2002, and to have a positive impact on earnings per share in 2003 and beyond.

Principal Financial Group Chairman, President and Chief Executive Officer J. Barry Griswell said the decision was made with a view toward focusing the company's resources, executing on core strategic priorities and meeting shareholder expectations. "We continue to see tremendous opportunity in our U.S. defined contribution business, where we're the 401(k) leader, and in our businesses in Latin America and Asia, where we continue to grow our earnings, assets under management and customer base. This move reflects The Principal's sharp focus on accelerating growth in our retirement services businesses and enables us to redeploy assets to produce greater value for shareholders than would continued ownership," said Griswell.

"Changing market dynamics since our acquisition of BT, including industry consolidation, have led us to conclude that clients and staff will be best served under Westpac's ownership. There is a natural fit given the geographical focus of the business; furthermore, clients will continue to benefit from BT's proven client service model, plus Westpac's expanded portfolio of wealth management products and services, enhanced technology and scale," said Griswell.

Westpac will acquire all of BT's asset accumulation businesses, including retail funds, wrap, corporate super and margin lending, as well as the New Zealand operation and the BT brand name. Also included in the purchase is BT's Australian and international equities and Australian fixed income business. The Principal will retain real estate including the BT Office Trust, international fixed income and currency, and integrate those asset classes into its global asset management business.

"The Principal has very strong global fixed income and real estate businesses and has fully integrated BT's capabilities, bolstering our reach and scale in these asset classes," Griswell said.

In conjunction with the transaction several management changes will occur. Rob Coombe, BT's head of retail, will join Westpac as head of the asset accumulation business. BT's New Zealand chief executive Craig Stobo will also join Westpac. Ian Martin, BT's chief executive officer, Graeme Fowler, chief operating officer, and Gary Symons, chief investment officer, will move on to pursue other opportunities.

Excluding the contingent payment, The Principal estimates after-tax proceeds of approximately U.S. $750 million. This amount includes cash proceeds, tax benefits, and gain from unwinding the hedge asset associated with debt used to acquire BT in 1999. The Principal expects to close the sale of BT and record an after-tax loss of approximately U.S. $350 million by year-end 2002. Potential uses of proceeds include: investment in existing businesses, smaller strategic acquisitions to build scale, and share repurchase.

Forward Looking and Cautionary Statements

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                                                                   Exhibit 99.1
                                                                   Page 2
About the Principal Financial Group

The Principal Financial Group(R) (The Principal (R))1 is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance and mortgage banking through its diverse family of financial services companies. More employers choose the Principal Financial Group for their 401(k) plans than any other bank, mutual fund, or insurance company in the United States2. A member of the Fortune 500, the Principal Financial Group has $119.6 billion in assets under management3 and serves some 13 million customers worldwide from offices in Asia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG.

1 "The Principal Financial Group" and "The Principal" are registered trademarks of Principal Financial Services, Inc., a member of the Principal Financial Group.

2 CFO Magazine, April/May 2002 based on total plans served in 2001 by insurance companies, banks and investment firms.

3 As of June 30, 2002.

This press release contains forward-looking statements, including, without limitation, statements as to management's beliefs, expectations, goals and opinions. These statements are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2001, and in the company's quarterly report on Form 10-Q for the quarter ended June 30, 2002, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; and investment portfolio risks.

CONTACT: The Principal Financial Group Jeff Rader, 515/247-7883 (Media) rader.jeff@principal.com Eva Quinn, 515/247-7468 (Media) quinn.eva@principal.com John Effrein, 515/235-9500 (Investor Relations) investor-relations@principal.com

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